Exhibit 5.1

[Willkie Farr & Gallagher LLP Letterhead]

February 5, 2018

Victory Capital Holdings, Inc.

4900 Tiedeman Road, 4th Floor

Brooklyn, OH  44144

Ladies and Gentlemen:

We have acted as counsel to Victory Capital Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-222509) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale (the “Offering”) by the Company of up to 13,455,000 shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”), including up to 1,755,000 shares of Class A Common Stock subject to the exercise of the underwriters’ option to purchase such additional shares. All shares of Class A Common Stock registered under the Registration Statement are herein called the “Shares.”

We have examined copies of the Company’s Certificate of Incorporation and Amended & Restated Bylaws, as currently in effect as of the date hereof, and the form of Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) of the Company and the form of Amended and Restated Bylaws of the Company, each to become effective prior to the closing of the Offering, the Registration Statement, the form of the share certificate for the Class A Common Stock, all relevant resolutions adopted by the Company’s Board of Directors and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. We have also assumed that the Shares will be sold to the underwriters at a price established by the Company’s Board of Directors or the Pricing Committee thereof in accordance with Section 153 of the General Corporation Law of the State of Delaware (the “DGCL”)

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to (i) the filing and effectiveness of the Amended and Restated Certificate of Incorporation and (ii) the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares to be issued and sold by the Company have been issued, sold and paid for in accordance with the terms set forth in the prospectus contained in the Registration Statement and the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the DGCL and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. Insofar as provisions of any of the documents referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP